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                                                                     EXHIBIT 1.1


                       6,960,000 Shares of Common Stock

                            (no par value per share)

                        TELCO COMMUNICATIONS GROUP, INC.



                      FORM OF U.S. UNDERWRITING AGREEMENT
                      -----------------------------------



                                                    ________ __, 1996

Bear, Stearns & Co. Inc.
Salomon Brothers Inc
  as Representatives of the
  several U.S. Underwriters named
  in Schedule I hereto
     ----------
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y.  10167

Ladies and Gentlemen:

     Telco Communications Group, Inc., a Virginia corporation (the "Company"), and each of the selling stockholders listed on Schedule II hereto (the "Selling
                                               -----------
Stockholders") hereby confirm their respective agreements with you as follows:

     1. U.S. Underwriters. The term "U.S. Underwriters", as used herein, refers collectively to you and the other underwriters named in Schedule I
                                                               ----------
hereto, for whom you are acting as representatives. Except as may be expressly set forth below, any reference to you in this Agreement shall be solely in your capacity as representatives of the U.S. Underwriters, and the Company and the Selling Stockholders shall be entitled to act and rely upon any statement, request, notice, consent, waiver or agreement purportedly on behalf of any U.S. Underwriter made or given by Bear, Stearns & Co. Inc. ("Bear, Stearns").

     2.  Description of Stock.

     (a) The Company and the Selling Stockholders severally propose to sell to the U.S. Underwriters an aggregate of 6,960,000 shares (the "Firm U.S. Shares") of Common Stock, no par value per share (the "Common Stock"), of the Company, upon the terms and subject to the conditions set forth herein. Of the Firm U.S. Shares, 4,880,000 are to be issued and sold by the Company and 2,080,000 in the aggregate are to be sold severally by the Selling Stockholders. The Company also proposes to grant to the U.S. Underwriters an option to purchase from the Company,
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for the sole purpose of covering over-allotments in connection with the sale of the Firm U.S. Shares, an aggregate of up to 1,044,000 additional shares (the "Additional U.S. Shares") of Common Stock upon the terms and subject to the conditions set forth herein and for the purposes set forth in Section 5(b) hereof. The Firm U.S. Shares and the Additional U.S. Shares are hereinafter referred to collectively as the "U.S. Shares."

     (b) It is understood and agreed to by all the parties that the Company and each of the Selling Stockholders are concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Company and the Selling Stockholders of an aggregate of 1,740,000 shares (the "Firm International Shares") of Common Stock through arrangements with certain underwriters outside the United States and Canada (the "Managers"), for which Bear, Stearns International Limited, and Salomon Brothers International Limited are acting as representatives. Of the International Shares, 1,220,000 are to be issued and sold by the Company and 520,000 in the aggregate are to be sold severally by the Selling Stockholders. The Company also proposes to grant the Managers an option to purchase from the Company, for the sole purpose of covering over-allotments in connection with the sale of the Firm International Shares, an aggregate of 261,000 additional shares (the "Additional International Shares") of Common Stock upon the terms and subject to the conditions set forth in the International Underwriting Agreement. The Firm International Shares and the Additional International Shares are hereinafter referred to collectively as the "International Shares". The U.S. Shares and the International Shares are collectively referred to herein as the "Shares" and this Agreement and the International Underwriting Agreement are collectively referred to herein as the "Underwriting Agreements." Two forms of prospectus are to be used in connection with the offering and sale of the Shares contemplated by the foregoing, one relating to the U.S. Shares and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as the context otherwise may require, references hereinafter to any prospectus, whether in preliminary or final form and whether as amended or supplemented, shall include the U.S. and the international versions thereof.

     (c) It is also understood and agreed to by all the parties that the U.S. Underwriters have entered into an agreement with the Managers (the "Agreement Between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the U.S. Underwriters and the Managers and that, pursuant

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thereto and subject to the conditions set forth therein, the U.S. Underwriters may (i) purchase from the Managers a portion of the International Shares to be sold to the Managers pursuant to the International Underwriting Agreement or
(ii) sell to the Managers a portion of the U.S. Shares to be sold to the U.S. Underwriters pursuant to this Agreement. The Company and the Selling Stockholders also understand that any such purchases and sales between the U.S. Underwriters and the Managers shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement.

     (d) The Shares to be sold by Signet Media Capital Group, a division of Signet Bank, a Virginia banking corporation, ("Signet"), hereunder will be purchased by Signet immediately prior to sale through the exercise of outstanding warrants (the "Signet Warrant") to purchase shares of Common Stock, which Signet Warrant was issued to Signet in connection with the credit facility provided to the Company by Signet Bank. It is understood by all parties that the Company will receive an aggregate of $58.70 upon the exercise of the Signet Warrant.

     3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each U.S. Underwriter that:

     (a) The Company meets the requirements for the use of a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"), and has prepared and filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Act and the rules and regulations promulgated by the Commission thereunder (the "Regulations"), a registration statement on Form S-1 (File No. 333-05857) relating to the Shares and may have filed one or more amendments thereto, including in each case preliminary prospectuses relating to the offerings of the Shares. The Company next proposes to file with the Commission a further amendment to the registration statement, including therein a final prospectus, necessary to permit the registration statement to become effective or, if no amendment is required for that purpose, then promptly following the effectiveness of the registration statement, the Company proposes to file with the Commission, in accordance with Rules 430A and 424(b)(1) or Rule 424(b)(4) of the Regulations, final prospectuses with respect to the offerings of the Shares, the final prospectus so filed in either case to include all Rule 430A Information (as hereinafter defined) and to conform, in content and form, to the last printer's proof thereof furnished to and approved by you immediately prior to such filing. As used in this

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  Agreement, (i) "Effective Date" means the date that the registration statement hereinabove referred to, or the most recent post-effective amendment thereto, if any, is declared effective by the Commission, (ii) "Registration Statement" means such registration statement as last amended prior to the time the same was declared effective by the Commission, including all exhibits and schedules thereto and all Rule 430A Information deemed to be included therein at the Effective Date pursuant to Rule 430A of the Regulations, (iii) "Rule 430A Information" means information with respect to the Shares and the public offerings thereof permitted, pursuant to the provisions of paragraph (a) of Rule 430A of the Regulations, to be omitted from the form of prospectus included in the Registration Statement at the time it is declared effective by the Commission, (iv) "U.S. Prospectus" means the form of final prospectus relating to the U.S. Shares first filed with the Commission pursuant to Rule 424(b) of the Regulations or, if no filing pursuant to Rule 424(b) is required, the form of final prospectus included in the Registration Statement at the Effective Date, (v) "International Prospectus" means the form of final prospectus relating to the International Shares first filed with the Commission pursuant to Rule 424(b) of the Regulations or, if no filing pursuant to Rule 424(b) is required, the form of final prospectus included in the Registration Statement at the Effective Date (the U.S. Prospectus and the International Prospectus are referred to collectively as the "Prospectuses") and (vi) "Preliminary Prospectus" means any preliminary prospectus (as described in Rule 430 of the Regulations) with respect to the Shares that omits Rule 430A Information.

     (b) The Registration Statement conforms and on the Effective Date will conform, and the Prospectuses on the date thereof and on the date first filed with the Commission pursuant to Rule 424(b) of the Regulations (if required) will conform, in all material respects with the applicable requirements of the Act and the Regulations. On the Effective Date, the date the Prospectuses are first filed with the Commission pursuant to Rule 424(b) of the Regulations (if required), at all times subsequent thereto to and including the Closing Date (as defined in Section 5(a)(ii) hereof) and, if later, the Additional Closing Date (as defined in Section 5(b)(ii) hereof), when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectuses is filed with the Commission, and during such longer period as the Prospectuses may require to be delivered in connection with sales of Shares by the U.S. Underwriters, the Managers or a

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  dealer, the Registration Statement and the Prospectuses (as amended or supplemented if the Company shall have filed with the Commission an amendment or supplement thereto) did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein (in the case of the Prospectuses, in light of the circumstances under which they were made) not misleading. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and when any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or an amendment thereof or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto conformed in all material respects with the applicable requirements of the Act and the Regulations thereunder and did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. No representation and warranty, however, is made in this subsection 3(b) by the Company with respect to written information contained in or omitted from the Registration Statement, the Prospectuses, any Preliminary Prospectus, or any amendment or supplement in reliance upon and in conformity with written information with respect to the U.S. Underwriters and the Managers and the plan of distribution of the Shares furnished to the Company on your behalf by Bear, Stearns expressly for use in connection with the preparation thereof.

     (c) Each contract, agreement, instrument, lease, license or other item required to be described in the Registration Statement or the Prospectuses or filed as an exhibit to the Registration Statement has been so described or filed, as the case may be.

     (d) Deloitte & Touche LLP, whose separate reports appear in the Prospectuses, are independent public accountants with respect to the Company, as required by and within the meaning of the Act and the Regulations. The financial statements (including the related notes) of the Company (the "Company Financials") included in the Registration Statement or any Preliminary Prospectus, or to be included in the Prospectuses fairly present the financial position, results of operations and cash flows of the Company and the other information purported to be shown

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  therein at the respective dates and for the respective periods to which they apply. The Company Financials have been prepared in accordance with generally accepted accounting principles as in effect in the United States ("US GAAP") consistently applied throughout the periods involved, except as disclosed therein, and are, in all material respects, in accordance with the books and records of the Company and its subsidiaries. The consolidated "pro forma" and "pro forma as adjusted" financial information included in the Registration Statement or any Preliminary Prospectus, or to be included in the Prospectuses, fairly present the information purported to be shown therein at the respective dates thereof and for the respective periods covered thereby and all adjustments have been properly applied. No other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement or the Prospectuses other than those included therein.

     (e) Subsequent to the respective dates as of which information is given in the Registration Statement, except as set forth in the Registration Statement or as may be set forth in the Prospectuses, there has not been any material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company and the subsidiaries (as defined below) taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet of the Company included in the Registration Statement, and except as described in the Registration Statement or as may be described in the Prospectuses, (i) neither the Company nor any subsidiary (A) has incurred or undertaken any liabilities or obligations, direct or contingent, that are, individually or in the aggregate, material to the Company and the subsidiaries taken as a whole, or (B) entered into any transaction not in the ordinary course of business that is material to the Company and the subsidiaries taken as a whole; and (ii) the Company has not declared or paid any dividend on or made any distribution of or with respect to any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its or its subsidiaries' capital stock. As used in this Agreement, the term "subsidiary" means any corporation, partnership, joint venture, association, company, business trust or other entity in which the Company directly or indirectly (i) beneficially owns or controls a majority of the outstanding voting securities having by the terms thereof ordinary voting power to elect a majority of the board of directors (or other body fulfilling a substantially

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  similar function) of such entity (irrespective of whether or not at the time any class or classes of such voting securities shall have or might have voting power by reason of the happening of any contingency) or (ii) has the authority or ability to control the policies of such entity (including, but without limitation thereto, any partnership of which the Company or a subsidiary is a general partner or owns or has the right to obtain a majority of limited partnership interests and any joint venture in which the Company or a subsidiary has liability similar to the liability of a general partner of a partnership or owns or has the right to obtain a majority of the joint venture interests).

     (f) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Underwriting Agreements and to issue, sell and deliver the Shares in accordance with the terms and conditions thereof. Each of the Underwriting Agreements has been duly and validly authorized, executed and delivered by the Company and is a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting rights and remedies of creditors and other obligees generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except insofar as rights to indemnification and contribution contained herein may be limited by federal or state securities laws or related public policy.

     (g) The Company's execution and delivery of, and its performance of its obligations under, each of the Underwriting Agreements and the consummation of the transactions contemplated thereby, and the issuance of shares of Common Stock to Signet upon the exercise of the Signet Warrant, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to the terms of any agreement, contract, indenture, mortgage, lease, license, arrangement or understanding to which the Company or a subsidiary is a party, or to which

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  any of its properties is subject, that is material to the Company and the subsidiaries taken as a whole (hereafter, collectively, "Material Contracts"), or any governmental franchise, license or permit heretofore issued to the Company or any subsidiary that is material to the Company and the subsidiaries taken as a whole (hereafter, collectively, "Material Permits"), (ii) violate or conflict with any provision of the certificate of incorporation, by-laws or similar governing instruments of the Company or any subsidiary or (iii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any subsidiary or any of its respective properties or assets, except for those violations or conflicts, that, individually or in the aggregate, would not have a material adverse effect on the Company and the subsidiaries taken as a whole (hereafter, a "Material Adverse Effect").

     (h) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any subsidiary or any of its respective properties or assets is required for (i) the Company's execution and delivery of, and its performance of its obligations under, each of the Underwriting Agreements, and the consummation of the transactions contemplated thereby, and (ii) the issuance of shares of Common Stock to Signet upon the exercise of the Signet Warrant, except the registration of the Shares under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the approval of the Shares for quotation on the Nasdaq National Market ("Nasdaq") and such filings and registrations as may be required under state securities or "Blue Sky" laws and the securities laws of foreign jurisdictions in connection with the purchase and distribution of the Shares by the U.S. Underwriters and the Managers.

     (i) All of the currently outstanding shares of capital stock of the Company, and all of the outstanding shares of capital stock (or similar interests) of each of the subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The shares of Common Stock of the Company to be outstanding on the Closing Date (as defined in Section 5(a)(ii) hereof) have been duly authorized and, when issued will be validly issued, fully paid and nonassessable, and will not have been

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  issued in violation of or be subject to any preemptive rights. The Company's obligations under the Signet Warrant have been duly and validly authorized and are legal and binding obligations of the Company entitling the holder thereof to acquire shares of Common Stock upon the terms and in the manner set forth therein. The Shares of Common Stock issuable upon exercise of the Signet Warrant (the "Underlying Shares") have been duly authorized and validly reserved for issuance, and when issued and delivered to Signet upon receipt of the exercise price for the Signet Warrant, the Underlying Shares will be validly issued, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. The Shares have been duly authorized and, when issued, delivered and sold in accordance with the terms of the Underwriting Agreements, will be validly issued, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights, and the U.S. Underwriters and the Managers will receive valid title to those of the Shares to be purchased by them from the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts (other than any placed thereon by the U.S. Underwriters or Managers). The Company has, as of the date hereof, and will have, as of the Closing Date and the Additional Closing Date, if any, an authorized and outstanding capitalization as set forth in the Registration Statement and as shall be set forth in the Prospectuses, both on an historical basis and as adjusted to give effect to the offering of the Shares. The Company's capital stock conforms to the description thereof set forth in the Registration Statement and as shall be set forth in the Prospectuses. The Company owns directly or indirectly such percentage of the outstanding capital stock (or similar interests) of each of its subsidiaries as is set forth opposite the name of such subsidiary in
  Schedule III hereto, free and clear of all claims, liens, security interests,
  ------------
  pledges, charges, encumbrances, stockholders agreements and voting trusts, except as otherwise described in said Schedule III.
                                        ------------

     (j) There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any shares of capital stock (or similar interests) of the Company or of any subsidiary or any security or other instrument that by its terms is convertible into, exchangeable for or evidencing the right to purchase capital stock (or similar interests) of the Company or such subsidiary, except as described in the

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  Registration Statement and as shall be described in the Prospectuses.

     (k)  The Company has no subsidiaries other than those listed in Schedule
                                                                     --------
  III hereto.  Each of the Company and the subsidiaries has been duly organized
  ---
  and is validly existing as a corporation in good standing under the laws of its jurisdictions of incorporation. Each of the Company and the subsidiaries duly listed on Schedule IV hereto (the "Material Subsidiaries") is qualified
                 -----------
  and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that will not in the aggregate have a Material Adverse Effect. Each of the Company and the subsidiaries has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and as shall be described in the Prospectuses (except for those the absence of which, individually or in the aggregate, would not have a Material Adverse Effect), and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectuses. Neither the Company nor any of the subsidiaries has received any notice of proceedings relating to revocation or modification of any such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits.

     (l) Neither the Company nor any subsidiary, nor to the best knowledge of the Company, any other party, is in any material respect in violation or breach of, or in default under (nor has an event occurred that with notice, lapse of time or both, would constitute a default under), any Material Contract, and each Material Contract is in full force and effect, and is the legal, valid, and binding obligation of the Company or such subsidiary, as the case may be, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of rights of creditors and other obligees generally and general equitable principles) is enforceable as to the Company or such subsidiary, as the case may be, in accordance with its terms. Neither the Company nor any subsidiary is in violation of its certificate of incorporation, by-laws or similar governing instrument.

     (m) There is no litigation, arbitration, claim, governmental or other proceeding pending or, to the best knowledge of the Company, threatened or contemplated with respect to the Company or any subsidiary, or any of its respective operations, businesses, properties or assets, except as described in the Registration Statement and as shall be described in the Prospectuses, that, individually or in the aggregate, might have a Material Adverse Effect. Neither the Company nor any subsidiary is, or, to the best knowledge of the Company, with the giving of notice or lapse of time or both would be, in violation of or non-compliance with the requirements of any Material Permit or the provisions of any law, rule, regulation, order, judgment or decree, including, but without limitation thereto, all applicable federal, state and local laws and regulations relating to (i) zoning, land use, protection of the environment, human health and safety or hazardous or toxic substances, wastes, pollutants or contaminants and (ii) employee or occupational safety, discrimination in hiring, promotion or pay of employees, employee hours and wages or employee benefits, except for such violations or failures of compliance that, individually or in the aggregate, would not have a Material Adverse Effect.

     (n) Except as described in the Registration Statement and as shall be described in the Prospectuses, the Company and each subsidiary have (i) good and marketable title to all real and personal properties owned by them, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages, and (ii) valid, subsisting and enforceable leases for all real and personal properties leased by them, in each case, subject to such exceptions as, individually or in the aggregate, do not have and are not reasonably likely to have a Material Adverse Effect. No real property owned, leased, licensed or used by the Company or by any subsidiary lies in an area that is, or to the best knowledge of the Company will be, subject to zoning, use, or building code restrictions that would prohibit, and, to the best knowledge of the Company, no state of facts relating to the actions or inaction of another person or entity or his, her or its ownership, leasing, licensing, or use of any real or personal property exists that would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company or such subsidiary as presently conducted or as the Prospectuses indicate are contemplated to be conducted, subject to such exceptions as, individually or in the aggregate, do not have and are not reasonably likely to have a Material Adverse Effect.

     (o) The Company, directly or through one or more of the subsidiaries, owns or possesses all patents, patent rights, licenses, inventions, copyrights, trademarks, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), service marks and trade names (collectively, "Intellectual Property") necessary to conduct its business as now conducted and proposed to be conducted as disclosed in the Registration Statement and as shall be disclosed in the Prospectuses, except where the failure to own or possess such Intellectual Property, individually or in the aggregate, would not have a Material Adverse Effect. Other than as disclosed in the Registration Statement and as shall be disclosed in the Prospectuses, neither the Company nor any subsidiary has received any notice of infringement of or conflict with the asserted rights of others with respect to any Intellectual Property, which, if adversely determined, would have a Material Adverse Effect. To the best knowledge of the Company, there is no infringement by others of any Intellectual Property of the Company or any subsidiary that has had or is reasonably likely to have a Materially Adverse Effect. The Company or a predecessor has registered, and the Company or a subsidiary owns the rights to all registrations of, predecessors, the rights to the trademark and related logo for each of "Dial and Save" and "Long Distance Wholesale Club" in all jurisdictions in which such trademarks and logos are currently being or are contemplated to be used and in which such registration is currently permitted.

     (p) To the Company's best knowledge, neither the Company, any subsidiary, nor any director, officer or employee of the Company or any subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

     (q) No person or entity has the right, by contract or otherwise, to require registration under the Act of shares of capital stock or other securities of the Company or any subsidiary solely because of the filing or effectiveness of the Registration Statement and the consummation of the transactions contemplated by the Underwriting Agreements, except for (i) Signet which has exercised its right to have the Underlying Shares registered under the Act and (ii) such other rights as have been legally and effectively waived.

     (r) Neither the Company nor any of its officers, directors or affiliates (as defined in the Regulations) has taken or will take, directly or indirectly, prior to the termination of the offerings of the Shares contemplated by the Underwriting Agreements, any action designed to stabilize or manipulate the price of the Common Stock, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

     (s) Neither the Company nor any subsidiary is, or intends to conduct its business in such a manner that it would become, an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

     (t) Except as may be set forth in the Prospectuses, the Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by the Underwriting Agreements.

     (u) The Company and each of the subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain accountability for assets; (iii) the access to the respective assets of the Company and each subsidiary, as the case may be, is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (v) Other than as disclosed in the Registration Statement and as shall be disclosed in the Prospectuses, no labor dispute with the employees of the Company or any subsidiary exists or, to the best knowledge of the Company, is imminent that, individually or in the aggregate, is or is reasonably likely to have a Material Adverse Effect.

     (w) (i) All United States Federal income tax returns of the Company and each subsidiary required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed that are due and payable have been paid, except assessments against which appeals have been or will be promptly taken and (ii) the Company and the subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to the applicable laws of all other jurisdictions, except, as to each of the foregoing clauses (i) and (ii), insofar as the failure to file such returns, individually or in the aggregate, would not have a Material Adverse Effect, and the Company and the subsidiaries have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any subsidiary, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with US GAAP. The charges, accruals and reserves on the consolidated books of the Company in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not have a Material Adverse Effect.

     (x) The Company and each subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the subsidiaries are engaged. Neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business, except as are disclosed in the Registration Statement and as shall be disclosed in the Prospectuses.

     (y) Except as disclosed in the Registration Statement and as shall be disclosed in the Prospectuses, there are no business relationships or related party transactions of the nature required to be disclosed herein under Item 404 of Regulation S-K of the Commission involving the Company or any other persons referred to in such Item 404.

     4. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders (other than Signet), with respect to itself and severally and not jointly, represents and warrants to, and agrees with, each U.S. Underwriter that:

     (a) Such Selling Stockholder, if it is a corporation or partnership, has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of its jurisdiction of organization.

     (b) Such Selling Stockholder is the sole owner of the number of Shares set forth opposite its name on Schedule II hereto, and, upon delivery of and
                             -----------
  payment for the Shares to be sold by the Selling Stockholder to each U.S. Underwriter and Manager in accordance with the Underwriting Agreements and the Power of Attorney and Custody Agreement, each U.S. Underwriter and Manager will receive valid title to such Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts.

     (c) There is no commitment, plan or arrangement to transfer, and no outstanding option, warrant or other right calling for the transfer of, any of the Shares to be sold by such Selling Stockholder to the U.S. Underwriters or to the Managers pursuant to the Underwriting Agreements.

     (d) Such Selling Stockholder has duly executed and delivered an Irrevocable Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement"), in the form heretofore delivered to you, appointing [_________________________] as such Selling Stockholder's attorney-in-fact (the "Attorney-in-Fact"), with full power and authority to execute, deliver and perform the Underwriting Agreements, and, in the case of the Power of Attorney and Custody Agreement duly executed and delivered by Signet, appointing the Attorney-in-Fact, with full power and authority to exercise the Signet Warrants for the purchase from the Company of the Shares to be sold by Signet pursuant to the Underwriting Agreements. If such Selling Shareholder is a corporation or a partnership, such Power of Attorney and Custody Agreement is a legal and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except insofar as rights to indemnification contained therein may be limited by federal or state securities laws or related public policy. The appointment of the Attorney-in-Fact by such Selling Stockholder and the Attorney-in-Fact's authority under the Power of Attorney and Custody Agreement are irrevocable, and the obligations of such Selling Stockholder under the Underwriting Agreements shall not be terminated, except as provided in the Underwriting Agreements and the Power of Attorney and Custody Agreement.

     (e) Each of the Underwriting Agreements has been duly and validly executed and delivered by the Attorney-in-Fact on behalf of such Selling Stockholder and is a legal and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, subject, in the case of each Selling Stockholder which is a corporation or a partnership, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except insofar as right to indemnification and contribution contained herein may be limited by federal or state securities laws or related public policy.

     (f) The execution, delivery and performance by such Selling Stockholder (or the Attorney-in-Fact on behalf of such Selling Stockholder) of the Underwriting Agreements, the Power of Attorney and Custody Agreement, and the consummation of the transactions contemplated thereby, including the exercise of the Signet Warrants and the purchase, delivery and sale of the Shares to be delivered and sold thereunder, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to the terms of any agreement, contract, indenture, mortgage, lease, license, arrangement or understanding to which such Selling Stockholder is a party, or to which any of its properties is subject or (ii) in the case of each Selling Stockholder which is a corporation or a partnership, violate or conflict with any provision of the certificate of incorporation, by-laws or similar governing instruments of such Selling Stockholder or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over such Selling Stockholder or any of its properties or assets.

     (g) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over such Selling Stockholder or any of its properties or assets is required for (i) such Selling Stockholder's execution and delivery of, and performance of its obligation under, Underwriting Agreements, the Power of Attorney and Custody Agreement, and the consummation of the transactions contemplated thereby, and
  (ii) the exercise of the Signet Warrant and the purchase of the Underlying Shares upon such exercise, except for the registration of the Shares under the Act and the Exchange Act, the authorization of the Shares for quotation on Nasdaq and such filings and registration as may be required under state securities or "Blue Sky" Laws and the securities laws of foreign jurisdictions in connection with the purchase and distribution of the Shares by the U.S. Underwriters and the Managers.

     (h) To the extent that any statements or omissions are made in the Registration Statement, the Prospectuses or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, on the Effective Date, the date the Prospectuses are first filed with the Commission pursuant to Rule 424(b) of the Regulations (if required), at all times subsequent thereto to and including the Closing Date, when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectuses is filed with the Commission, and during such longer period as the Prospectuses may require to be delivered in connection with sales of Shares by the U.S. Underwriters, the Managers or a dealer, the Registration Statement and the Prospectuses (as amended or supplemented if the Company shall have filed with the Commission an amendment or supplement thereto) did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein (in the case of the Prospectuses, in light of the circumstances under which they were made) not misleading. Such Selling Stockholder has reviewed the most recent Preliminary Prospectuses, the Prospectuses (if the same shall be in existence) and the Registration Statement, and the information regarding such Selling Stockholder set forth therein is complete and accurate. From the Effective Date through the Closing Date, such Selling Stockholder will advise Bear, Stearns in writing if and to the extent that such information does not conform with the requirements of the Act and the Regulations or contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein (in the case of the Prospectuses, in light of the circumstances under which they were made) not misleading.

     (i) The sale by such Selling Stockholder of Shares pursuant to the Underwriting Agreements is not prompted by any adverse information concerning the Company known to such Selling Stockholder that is not set forth in the Registration Statement or the Prospectuses.

     (j) Such Selling Stockholder has not taken or will not take, directly or indirectly, prior to the termination of the offerings of the Shares contemplated by the Underwriting Agreements, any action designed to stabilize or manipulate the price of the Common Stock, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

     4A. Representations and Warranties of Signet. Signet represents and warrants to, and agrees with, each U.S. Underwriter that:

     (a) Signet is a corporation duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization.

     (b) Signet is the sole owner of the Signet Warrants and, upon its exercise of the Signet Warrants and issuance by the Company of the number of Shares set forth opposite Signet's name on Schedule II, Signet will be the sole owner of such Shares and upon delivery of and payment for such Shares to each U.S. Underwriter and Manager in accordance with the Underwriting Agreements and the Power of Attorney and Custody Agreement, each U.S. Underwriter and Manager will acquire such Shares free and clear of all adverse claims, assuming it has purchased the Shares in good faith and without notice of any adverse claim.

     (c) There is no commitment, plan or arrangement to transfer, and no outstanding option, warrant or other right calling for the transfer of, any of the Shares to be sold by Signet to the U.S. Underwriters or to the Managers pursuant to the Underwriting Agreements.

     (d) Signet has duly executed and delivered an Irrevocable Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement"), in the form heretofore delivered to you, appointing the Attorney-in-Fact, with full power and authority to exercise the Signet Warrants for the purchase from the Company of the Shares to be sold by Signet pursuant to the Underwriting Agreements. Such Power of Attorney and Custody Agreement is a legal and binding obligation of Signet. The appointment of the Attorney-in-Fact by Signet and the Attorney-in-Fact's authority under the Power of Attorney and Custody Agreement are irrevocable, and the obligations of Signet under the Underwriting Agreements shall not be terminated, except as provided in the Underwriting Agreements and the Power of Attorney and Custody Agreement.

     (e) Assuming that each of the Underwriting Agreements has been duly and validly executed and delivered by the Attorney-in-Fact on behalf of Signet, each such Underwriting Agreement is a legal and binding obligation of Signet.

     (f) The execution, delivery and performance by Signet (or the Attorney-in-Fact on behalf of Signet) of the Underwriting Agreements, the Power of Attorney and Custody Agreement, and the consummation of the transactions contemplated thereby, including the exercise of the Signet Warrants and the purchase, delivery and sale of the Shares to be delivered and sold thereunder, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Signet pursuant to the terms of any agreement, contract, indenture, mortgage, lease, license, arrangement or understanding to which Signet is a party, or to which any of its properties is subject or (ii) violate or conflict with any provision of the certificate of incorporation, by-laws or similar governing instruments of Signet or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Signet or any of its properties or assets.

     (g) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over Signet or any of its properties or assets is required for (i) Signet's execution and delivery of, and performance of its obligation under, Underwriting Agreements, the Power of Attorney and Custody Agreement, and the consummation of the transactions contemplated thereby, and (ii) the exercise of the Signet Warrant and the purchase of the Underlying Shares upon such exercise, except in each case as may be required under the Act and the Exchange Act, the authorization of the Shares for quotation on Nasdaq and such filings and registration as may be required under state securities or "Blue Sky" Laws and the securities laws of foreign jurisdictions in connection with the purchase and distribution of the Shares by the U.S. Underwriters and the Managers.

     (h) Such parts of the Registration Statement and Prospectuses comprised of the table and notes thereto under the caption "Principal and Selling Shareholders" which specifically relate to Signet do not, and, on the Closing Date, will not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein (in the case of the Prospectuses, in light of the circumstances under which they were made) not misleading.

     (i) Signet has not taken or will not take, directly or indirectly, prior to the termination of the offerings of the Shares contemplated by the Underwriting Agreements, any action designed to stabilize or manipulate the price of the Common Stock, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or the resale of the Shares pursuant to the distribution contemplated by this Agreement.

     5.  Purchase, Sale and Delivery of the U.S. Shares.

     (a)(i) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the U.S. Underwriters an aggregate of 4,880,000 shares of Common Stock and the Selling Stockholders, severally and not jointly, agree to sell to the U.S. Underwriters an aggregate of 2,080,000 shares of Common Stock (each such Selling Stockholder to sell the number of Shares set forth opposite its name in Schedule III hereto under the
                                                ------------
caption "Number of Firm U.S. Shares to be Sold"), and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, the number of Firm U.S. Shares set forth opposite the name of such U.S. Underwriter in Schedule I hereto, all at a purchase price per share of
                    ----------
$_________ (the "Purchase Price"). The number of Firm U.S. Shares to be purchased from the Company and the Selling Stockholders by each U.S. Underwriter (as adjusted by Bear, Stearns to eliminate fractions) shall be determined by multiplying the aggregate number of Firm U.S. Shares to be sold by the Company or the Selling Stockholders, as the case may be, as set forth above by a fraction (A) the numerator of which is the total number of Firm U.S. Shares set forth opposite the name of such U.S. Underwriter in Schedule I hereto and (B)
                                                    ----------
the denominator of which is the total number of Firm U.S. Shares.

     (ii) Delivery of the Firm U.S. Shares and payment of the aggregate Purchase Price therefor shall be made at the offices of Bear, Stearns & Co. Inc. at 245 Park Avenue, New York, New York 10167, or such other location in the New York City metropolitan area as Bear, Stearns shall determine and advise the Company and the Selling Stockholders upon at least two full business days' (as defined in Section 20 hereof) notice in writing. Such delivery and payment shall be made at 10:00 A.M., New York City time, on the [third] [fourth] full business day following the determination of the Purchase Price, or at such other time as may be agreed upon by Bear, Stearns, the Company and the Selling Stockholders. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the Firm U.S. Shares shall be made to or upon the order of Bear, Stearns, for the respective accounts of the U.S. Underwriters, against payment to the Company or the Selling Stockholders, as the case may be, of the aggregate Purchase Price therefor by wire transfer of same day funds to the respective accounts of the Company and each Selling Stockholder, as the case may be, designated in writing to Bear, Stearns at least two business days prior to the Closing Date.

     (iii) Certificates for the Firm U.S. Shares shall be registered in such name or names and in such authorized denominations as Bear, Stearns may request in writing at least two full business days prior to the Closing Date, provided that, if so specified by Bear, Stearns, the Firm U.S. Shares may be represented by a global certificate registered in the name of

Cede & Co., as nominee of the Depositary Trust Company ("Cede"). Bear, Stearns shall be permitted to examine and package such certificates for delivery at least one full business day prior to the Closing Date, unless the Firm U.S. Shares are to be represented by a global certificate.

     (b)(i) The Company hereby grants to the U.S. Underwriters an option (the "U.S. Option") to purchase from the Company the Additional U.S. Shares at the Purchase Price, for the sole purpose of covering over-allotments in the offering of the Firm U.S. Shares by the U.S. Underwriters. The U.S. Option shall be exercisable by the U.S. Underwriters on one occasion only, at any time before the expiration of 30 days from the date of the U.S. Prospectus, for the purchase of all or part of the Additional U.S. Shares, such exercise to be made by notice, given by Bear, Stearns to the Company in the manner specified in Section 16 hereof, which notice shall set forth the aggregate number of Additional U.S. Shares with respect to which the U.S. Option is being exercised, the denominations and the name or names in which certificates evidencing the Additional U.S. Shares so purchased are to be registered, and the date and time of delivery of such Additional U.S. Shares, which date may be at or subsequent to the Closing Date and shall not be less than two nor more than ten days after such notice. The aggregate number of Additional U.S. Shares so purchased from the Company by each U.S. Underwriter (as adjusted by Bear, Stearns to eliminate fractions) shall be determined by multiplying the total number of such Additional U.S. Shares to be sold by the Company by a fraction (A) the numerator of which is the number of Firm U.S. Shares set forth opposite the name of such U.S. Underwriter in Schedule I hereto and (B) the denominator of which is the
                    ----------
total number of Firm U.S. Shares.

     (ii) Delivery of the Additional U.S. Shares so purchased and payment of the Purchase Price therefor shall be made at the offices of Bear, Stearns & Co. Inc. at 245 Park Avenue, New York, New York 10167, or such other location in the New York City metropolitan area as Bear, Stearns shall determine and advise the Company upon at least two full business days' notice in writing. Such delivery and payment shall be made at 10:00 A.M., New York City time, on the date designated in such notice or at such other time and date as may be agreed upon by Bear, Stearns and the Company. The time and date of such delivery and payment are herein called the "Additional Closing Date." Delivery of the Additional U.S. Shares shall be made to or upon the order of Bear, Stearns, for the respective accounts of the U.S. Underwriters, against payment to the Company of the aggregate Purchase Price therefor by wire transfer of same day funds to the account of the Company.

     (iii) Certificates for the Additional U.S. Shares purchased by the U.S. Underwriters, when so delivered, shall be registered in such name or names and in such authorized denominations as Bear, Stearns shall have requested in the notice of exercise of the U.S. Option, provided that, if so specified therein, such Additional U.S. Shares may be represented by a global certificate registered in the name of Cede. Bear, Stearns shall be permitted to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date, unless the Additional U.S. Shares are to be represented by a global certificate.

     (c) The U.S. Underwriters shall not be obligated to purchase any Firm U.S. Shares from the Company or the Selling Stockholders except upon tender to the U.S. Underwriters by the Company or the Selling Stockholders, as the case may be, of all of the Firm U.S. Shares and the U.S. Underwriters shall not be obligated to purchase any Additional U.S. Shares from the Company except upon tender to the U.S. Underwriters by the Company of all of the Additional U.S. Shares specified in the notice of exercise of the U.S. Option. The Company or the Selling Stockholders shall not be obligated to sell or deliver any Firm U.S. Shares or Additional U.S. Shares, as the case may be, except upon tender of payment by the U.S. Underwriters for all the Firm U.S. Shares or the Additional U.S. Shares, as the case may be, agreed to be purchased by the U.S. Underwriters hereunder.

     6.  Offering.

     The Company and the Selling Stockholders have been advised by Bear, Stearns that the U.S. Underwriters propose to make a public offering of their respective portions of the U.S. Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Stockholders have been further advised by Bear, Stearns that the U.S. Shares are to be offered to the public initially at a price of $_____ per share and to certain dealers selected by you at a price that represents a concession not in excess of $____ per share, and that any U.S. Underwriter may allow, and such dealers may reallow, a further concession, not in excess of $____ a share, to any U.S. Underwriter or to certain other dealers, and that after the initial offering of the U.S. Shares, the public offering price and such concessions may be changed by you.

     7. Covenants of the Company. The Company covenants and agrees with each U.S. Underwriter that:

     (a) The Company shall use its best efforts to cause the Registration Statement to become effective as promptly as possible and to maintain it in effect. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Regulations, or filing of the Prospectuses with the Commission is otherwise required under Rule 424(b) of the Regulations, the Company shall file the Prospectuses, properly completed, with the Commission pursuant to Rule 424(b) of the Regulations within the time period therein prescribed and shall provide evidence satisfactory to you of such timely filing. The Company shall promptly advise you and confirm such advice in writing, (i) when the Registration Statement or any post-effective amendment thereto has become effective, (ii) of the initiation or threatening of any proceedings for, or receipt by the Company of any notice with respect to, the suspension of the qualification of the Shares for sale in any jurisdiction or the issuance by the Commission of any order suspending the effectiveness of the Registration Statement and (iii) of receipt by the Company or any representative of or attorney for the Company of any other communications from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus, the Prospectuses or the transactions contemplated by the Underwriting Agreements. The Company shall make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and, if any such order is issued, to obtain its lifting as soon as possible. The Company shall not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectuses before or after the Effective Date to which you shall reasonably object after being timely furnished in advance a copy thereof unless the Company shall conclude, upon the advice of counsel, that any such amendment must be filed at a time prior to obtaining such consent.

     (b) Within the time during which the Prospectuses are required to be delivered under the Act, the Company shall comply with all requirements imposed upon it by the Act, as now or hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and by the Prospectuses. If, during such period, any event shall occur as a result of which the Prospectuses as then amended or supplemented include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend the Registration Statement or supplement the Prospectuses to comply with the Act and the Regulations, the Company shall notify you promptly and prepare and file with the Commission an appropriate post-effective amendment to the Registration Statement or supplement to each Prospectus (in form and substance reasonably satisfactory to you) that will correct such statement or omission and shall use its reasonable best efforts to have any such post-effective amendment to the Registration Statement declared effective as soon as possible.

     (c) The Company shall promptly deliver to you five manually-signed copies of the Registration Statement, including exhibits and all amendments thereto, and to those persons (including your counsel) whom you identify to the Company, such quantity of conformed copies of the Registration Statement, with exhibits, each Preliminary Prospectus, the Prospectuses and all amendments of and supplements to such documents, if any, as you may reasonably request.

     (d) The Company shall cooperate with the U.S. Underwriters, the Managers and Weil, Gotshal & Manges LLP ("Underwriters' Counsel") in connection with their efforts to qualify or register the Shares for sale under the state securities (or "Blue Sky") or foreign laws of such jurisdictions as you shall request, shall execute such applications and documents and furnish such information as reasonably may be required for such purpose and shall comply with such laws so as to continue such registrations and qualifications in effect for so long as may be required to complete the distribution of the Shares; provided,
                                                                       --------
however, that in connection therewith the Company shall not be required to (i)
- -------
qualify as a foreign corporation in any jurisdiction in which it is not so qualified as of the date hereof, (ii) file a consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Shares in such jurisdiction or (iii) become subject to taxation in any jurisdiction in which it is not now so subject.

     (e) The Company shall make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you, in such numbers as you reasonably may request for distribution to the U.S. Underwriters, as soon as practicable but in no event later than 45 days after the end of its fiscal quarter in which the first anniversary date of the Effective Date occurs, an earnings statement, covering a period of at least twelve consecutive full calendar months commencing after the Effective Date, that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Regulations.

     (f) For a period of 180 days after the date of this Agreement, without the prior written consent of Bear, Stearns, the Company shall not, directly or indirectly, issue, offer or agree to sell, sell or otherwise dispose of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for or evidencing the right to purchase shares of Common Stock) other than (A) the Company's issuance of shares of Common Stock in connection with the 425-for-1 stock split, (B) the Company's issuance and sale of Shares in accordance with the Underwriting Agreements, including the issuance of Underlying Shares upon exercise of the Signet Warrant, (C) the Company's issuance of shares of Common Stock in exchange for all the issued and outstanding capital stock of Tel Labs, Inc., (D) the issuance of Common Stock upon the exercise of stock options granted, or the grant of stock options under the Company's Stock Option Plan (and the filing of a Form S-8 registration).

     (g) During the five years following the Effective Date, the Company shall furnish to Bear, Stearns, in such quantity as Bear, Stearns may reasonably request for distribution to the U.S. Underwriters, copies of (i) all reports furnished by the Company to its stockholders, and (ii) all reports, financial statements, and proxy or information statements filed by the Company with the Commission or any national securities exchange.

     (h) The Company shall apply the proceeds from the sale of the Shares to be sold by it under the Underwriting Agreements in the manner set forth under "Use of Proceeds" in the Prospectuses. The Company shall take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" or a company "controlled" by an "investment company" within the meaning of such terms under the Investment Company Act of 1940.

     (i) The Company shall use its best efforts promptly to cause the Shares to be quoted on Nasdaq and shall take all actions necessary to comply with the rules and regulations of Nasdaq in order to maintain the quotation of the Shares on Nasdaq.

          (j) The Company shall comply with all registration, filing and repor-ting requirements of the Exchange Act and the rules and regulations thereunder, which may from time to time be applicable to the Company, and shall timely file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Regulations.

          (k) The Company shall comply with all provisions of all undertakings contained in the Registration Statement.

          (l) Prior to the Closing Date and, if the U.S. Option is exercised, until the Additional Closing Date, the Company shall issue no press release or other communication or hold any press conference with respect to the offerings of the Shares, or the financial condition, results of operations, operations, business properties, assets, liabilities, or prospects of the Company, without your prior consent, which consent shall not be unreasonably withheld, unless the Company shall conclude upon advice of counsel that such press release or other communication should be issued at a time prior to obtaining such consent.

          8. Covenants of the Selling Stockholders. Each Selling Stockholder (other than Signet), severally and not jointly, covenants and agrees with each U.S. Underwriter that:

          (a) For a period of 180 days after the date of this Agreement, with-out the prior written consent of Bear, Stearns, such Selling Stockholder shall not, directly or indirectly, offer or agree to sell, sell or otherwise dispose of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for or evidencing the right to purchase shares of Common Stock).

          (b) If, within the time during which the Prospectuses are required to be delivered under the Act, such Selling Stockholder shall believe or have any reasonable grounds to believe that the Prospectuses as then amended or supplemented include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or that any of the representations of such Selling Stockholder contained in the Underwriting Agreements are untrue, such Selling Stockholder shall notify you and the Company promptly to such effect.

          (c) Such Selling Stockholder will not take, directly or indirectly, prior to the termination of the offering of the Shares contemplated by the Underwriting Agreements, any action designed to stabilize or manipulate the price of the Common Stock, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

          (d) In order to document the U.S. Underwriters' and the Managers' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, such Selling Stockholder shall deliver to you on or prior to the Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department Regulations in lieu thereof).

          9. Payment of Expenses. Whether or not the transactions contem-plated by the Underwriting Agreements are consummated or this Agreement is terminated, the Company agrees to pay all costs and expenses incident to the performance of its obligations under the Underwriting Agreements, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement (including all amendments thereof and exhibits thereto), any Preliminary Prospectus, the Prospectuses and any supplements thereto, the Underwriting Agreements and all related agreements, and all other documents relating to the public offering of the Shares, (ii) the issuance, transfer and delivery of the Shares to the U.S. Underwriters and the Managers, including any transfer or other taxes payable thereon, (iii) the registration and qualification if any, of the Shares under state securities or Blue Sky laws or the securities laws of foreign jurisdictions, or where applicable the obtaining of exemptions therefrom, including the costs of preparing, printing and distributing to the U.S. Underwriters and Managers a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of Underwriters' Counsel in connection therewith, (iv) the quotation of the Shares on Nasdaq, (v) the review of the terms of the public offering of the Shares by the National Association of Securities Dealers, Inc. (the "NASD") and the reasonable fees and disbursements of Underwriters' Counsel in connection therewith, (vi) the printing of certificates representing the Shares and (vii) the cost and charges of any transfer agent and registrar for the Shares.

     10. Conditions of the U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters to purchase and pay for the U.S. Shares, as provided herein, shall be subject to (i) the accuracy of the representations and warranties of the Company and each of the Selling Stockholders herein contained, as of the date hereof, as of the Closing Date and, with respect to the Additional U.S. Shares, the accuracy of the representations and warranties of the Company as of the Additional Closing Date, (ii) to the absence from any certificates, opinions, written statements or letters furnished pursuant to this
Section 10 to you or to Underwriters' Counsel of any qualification or limitation not previously approved in writing by you, (iii) to the performance by the Company and each of the Selling Stockholders of their respective obligations hereunder and (iv) to the following additional conditions:

     (a) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date of this Agreement or at such later time and date as shall have been consented to in writing by Bear, Stearns. All post-effective amendments, if any, to the Registration Statement shall have become effective. If the Company shall have relied upon Rule 430A of the Regulations, the Prospectuses shall have been filed with the Commission in a timely fashion in accordance with Section 7(a) hereof. All filings required by Rule 424 of the Regulations shall have been made and no such filings shall have been made without your consent. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued by the Commission or any state securities commission and no proceedings therefor shall have been initiated or threatened by the Commission or any state securities commission.

     (b) At the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date), you shall have received the written opinion of Swidler & Berlin, Chartered, counsel for the Company, dated the date of its delivery, addressed to the U.S. Underwriters and the Managers, and in form and scope reasonably satisfactory to Underwriters' Counsel, to the effect that:

          (i)  Each of the Company and the subsidiaries listed in Schedule III
                                                                  ------------
    hereto (x) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that will not in the aggregate have a Material Adverse Effect, and (y) to the knowledge of such counsel, has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectuses, except for those the absence of which, individually or in the aggregate, would not have a Material Adverse Effect. All of the issued and outstanding capital stock (or similar interests) of each subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights arising under each such subsidiary's charter or by-laws or the laws of its jurisdiction of incorporation or to such counsel's knowledge, any contractual preemptive rights (collectively, "Preemptive Rights") and are owned by the Company or a subsidiary, free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders agreements and voting trusts, except as otherwise described in
    Schedule III to the U.S. Underwriting Agreement.
    ------------

          (ii) The authorized capital stock of the Company is as set forth in the Prospectuses under the caption "Capitalization". All of the outstanding shares of such capital stock have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any Preemptive Rights. The shares of Common Stock to be outstanding on the Closing Date have been duly authorized and when issued will be validly issued, fully paid and nonassessable, and will not have been issued in violation of or be subject to any Preemptive Rights. The Company's obligations under the Signet Warrant have been duly and validly authorized and are legal and binding obligations of the Company entitling Signet to acquire shares of Common Stock upon the terms and in the manner set forth therein. The Underlying Shares have been duly authorized and validly reserved for issuance, and when issued and delivered to Signet upon receipt of the exercise price for the Signet Warrant, the Underlying Shares will be validly issued, fully paid and nonassessable, and will not have been issued in violation of or be subject to any Preemptive Rights. The Shares have been duly authorized and, when issued, delivered and sold in accordance with the terms of the Underwriting Agreements, will be validly issued, fully paid and nonassessable and will not have been issued in violation of or be subject to any Preemptive Rights. To such counsel's knowledge, there is no outstanding option, warrant or other right calling for the issuance of any share of capital stock (or similar interests) of the Company or of any Material Subsidiary or any security or other instrument that by its terms is convertible into, exchangeable for or evidencing the right to purchase capital stock (or similar interests) of the Company or any Material Subsidiary, except as described in the Registration Statement and the Prospectuses. Upon delivery of and payment for the Shares to be sold by the Company to each U.S. Underwriter and Manager in accordance with the Underwriting Agreements, each U.S. Underwriter and each Manager (assuming that it acquires such Shares without notice of any adverse claim, as such term is used in Section 8-302 of the Uniform Commercial Code in effect in the State of New York) will acquire valid title to the Shares so sold and delivered to it, free and clear of all liens, pledges, charges, claims, security interests, restrictions on transfer, agreements or other defects of title whatsoever (other than those resulting from any action taken by such U.S. Underwriter or such Manager). The capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectuses.

          (iii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Underwriting Agreements and to issue, sell and deliver the Shares in accordance with the terms and conditions thereof. Each of the Underwriting Agreements has been duly and validly authorized, executed and delivered by the Company.

          (iv) The Company's execution and delivery of, and its performance of its obligations under, each of the Underwriting Agreements and the consummation of the transactions contemplated thereby, and the issuance of the Underlying Shares to Signet upon the exercise of the Signet Warrant, do not and, when such performance is required pursuant to the terms thereof, will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in an acceleration of indebtedness, termination of rights or the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to the terms of any Material Contract or any Material Permit, (B) violate or conflict with any provision of the certificate of incorporation, by-laws or similar governing instruments of the Company or any subsidiary, or (C) violate or conflict with any law, rule or regulation of the United States of America or the Commonwealth of Virginia, applicable to the Company or the subsidiaries, with any judgment, decree or order known to such counsel of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any subsidiary or any of its respective properties or assets.

          (v) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any federal or Virginia court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any subsidiary or any of its respective properties or assets is required for the Company's execution and delivery of, and its performance of its obligations under, each of the Underwriting Agreements, and the consummation of the transactions contemplated thereby, including, without limitation, the issuance of the Underlying Shares to Signet upon the exercise of the Signet Warrants and the issuance, sale and delivery of the Shares, except for (A) such as may be required under state securities or Blue Sky laws and the securities laws of foreign jurisdictions in connection with the purchase and distribution of the Shares by the U.S. Underwriters and the Managers (as to which such counsel need express no opinion) and (B) such as have been made or obtained under the Act, the Exchange Act or the rules of Nasdaq.

          (vi) Insofar as statements in the Prospectuses purport to summarize the nature and status of litigation or the provisions of laws, rules, regulations, orders, judgments or decrees, or the terms of any Material Contracts or Material Permits, such statements are correct in all material respects and are fair summaries of the matters referred to therein.

          (vii) To such counsel's knowledge, no person or entity has the right, by contract or otherwise, to require registration under the Act of shares of capital stock or other securities of the Company or any subsidiary solely because of the filing or effectiveness of the Registration Statement and the consummation of the transactions contemplated by the Underwriting Agreements, except for such rights as have been legally and effectively waived.

          (viii) The Registration Statement and the Prospectuses (except for the financial statements and the notes thereto, the financial statement schedules and the other financial and accounting data included therein, as to which no opinion need be expressed) comply as to form in all material respects with the requirements of the Act and the Regulations.

          (ix) The Registration Statement has become effective under the Act, and such counsel has no knowledge of any stop order suspending the effectiveness of the Registration Statement and to such counsel's knowledge no proceedings therefor have been initiated or threatened by the Commission, and there are no other filings on the part of the Company required by the Act or the Regulations, including those required by Rule 424(b) of the Regulations, that to such counsel's knowledge have not been made.

          (x) The Shares have been duly authorized for trading on Nasdaq, subject only to official notice of issuance.

          (xi) To such counsel's knowledge, there is no litigation, arbitration or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any subsidiary, that, if resolved against the Company or such subsidiary, individually or, to the extent involving related claims or issues, in the aggregate, is of a character required to be disclosed in the Registration Statement and the Prospectuses that has not been properly disclosed therein; and to such counsel's knowledge, there is no contract or document concerning the Company or any subsidiary of a character required to be described in the Registration Statement and the Prospectuses or to be filed as an exhibit to the Registration Statement, that is not so described or filed.

          (xii) The Company is not an "investment company" or a company "controlled" by an "investment company" as defined in the Investment Company Act.

          (xiii) the licenses, permits and authorizations attached to such opinion constitute all of the licenses, permits and authorizations required by the Federal Communications Commission ("FCC") and the relevant state public service commissions ("PSCs") for the provision of telecommunications services by the Company and each of its Subsidiaries as such counsel understands those services currently to be provided based on the declaration of an executive officer of the Company attached to such opinion, where the failure to obtain or hold such license, permit or authority would materially adversely affect the ability of the Company or any of its Subsidiaries to provide such service;

          (xiv) to the best of such counsel's knowledge, after due inquiry, neither the Company nor any of its Subsidiaries is subject to any pending or threatened proceeding, complaint or investigation before the FCC or any PSC based on any alleged violation by the Company or its Subsidiaries in connection with the provision of or failure to provide telecommunications services, of a character required to be disclosed in the Registration Statement which is not disclosed in the Prospectuses;

          (xv) the statements in the Prospectus under the headings "Risk Factors -- Increasing Competition," "Risk Factors -- Regulatory and Legislative Risks," "Business -- Industry Overview," "Business --Regulation," "Description of Capital Stock" and "Certain United States Tax Considerations," insofar as they purport to summarize provisions of laws or documents referred to therein, are accurate and correct in all material respects;

          (xvi) no consent, approval, authorization, license, certificate, permit or order of the FCC or any PSC is required for the consummation of the transactions contemplated herein;

          (xvii) neither the execution and delivery of this Agreement nor the issue and sale of the Shares contemplated hereby will conflict with or result in a violation of any order or regulation applicable to the Company or any of its subsidiaries in connection with the provision of telecommunications services of the FCC or any PSC, the conflict with or the violation of which would have a Material Adverse Effect; and

          (xviii) Registration under the Act was not required for the offer and issuance of Common Stock in connection with the acquisition of Tel Labs, Inc. and such acquisition has been consummated in accordance with the terms of the Share Exchange Agreement dated as of June 1, 1996 between the Company and Tel Labs, Inc.

     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company, representatives of the U.S. Underwriters and the Managers and Underwriters' Counsel at which the contents of the Registration Statement, the Prospectuses and any amendments thereof or supplements thereto and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently and are not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses or any amendments thereof or supplements thereto (except as to matters referred to in the last sentence of clause (ii) above), no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement, on the effective date thereof (or any post-effective amendment thereof as of the date of such amendment), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses, on the date thereof or the date of such opinion, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial and accounting data included therein or omitted therefrom).

     In rendering such opinion, such counsel (i) may limit its opinions to the laws of the District of Columbia, the General Corporation Law of the State of Virginia, the corporate laws of the State of Delaware and the federal laws of the United States of America, and (ii) may rely (A) as to matters involving the application of laws other than the laws of the District of Columbia, the General Corporation Law of the State of Virginia, the corporate laws of the State of Delaware and the federal laws of the United States of America, to the extent such counsel deems proper and to the extent specified in such opinion letter, if at all, upon a written opinion or opinions (in form and scope reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel may deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the subsidiaries. The opinion of such counsel shall specifically state that the opinion of any such other counsel is in form and scope satisfactory to such counsel and, in such counsel's opinion, such counsel, you and Underwriters' Counsel are justified in relying thereon. A copy of the opinion of any such other counsel shall be delivered to Underwriters' Counsel.

     (c) At the Closing Date, you shall have received the written opinion of Swidler & Berlin, Chartered, counsel for each of Thomas J. Cirrito, Natalie J. Marine-Street, Mark J. Stodter, Janet D. Anastasi, James Sznajder and Dennis Jarman, each of whom is a Selling Stockholder listed on Schedule II hereto, dated the date of its delivery, addressed to the U.S. Underwriters and the Managers, and in form and scope reasonably satisfactory to Underwriters' Counsel, to the effect that:

     (i) Upon the issuance by the Company to the Selling Stockholder of the number of Shares to be sold by the Selling Stockholder on or before the Closing Date, the Selling Stockholder will be the sole owner of such Shares, and, upon delivery of and payment for the Shares to be sold by the Selling Stockholder to each U.S. Underwriter and Manager in accordance with the Underwriting Agreements and the Power of Attorney and Custody Agreement, each U.S. Underwriter and Manager (assuming that it acquires such Shares without notice of any adverse claim, as such term is used in Section 8-302 of the Uniform Commercial Code in effect in the State of New York) will acquire valid title to such Shares, free and clear of all liens, pledges, charges, security interests, restrictions on transfer, agreements or other defects of title whatsoever (other than those resulting from any action by such U.S. Underwriter or such Manager).

          (ii) The Selling Stockholder has duly executed and delivered a Power of Attorney and Custody Agreement, and such Power of Attorney and Custody Agreement is a legal and binding obligation of the Selling Stockholder.

          (iii) Each of the Underwriting Agreements has been duly executed and delivered by the Attorney-in-Fact on behalf of the Selling Stockholder and is a legal and binding obligation of the Selling Stockholder.

          (iv) The execution, delivery and performance by the Selling Stockholder (or the Attorney-in-Fact on behalf of the Selling Stockholder) of the Underwriting Agreements and the Power of Attorney and Custody Agreement, and the consummation of the transactions contemplated thereby, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to the terms of any agreement, contract, indenture, mortgage, lease, license, arrangement or understanding known to such counsel to which the Selling Stockholder is a party, or to which any of the Selling Stockholder's properties is subject or (ii) violate or conflict with any law, rule or regulation applicable to the Selling Stockholder, or to such counsel's knowledge, any judgment, decree or order of any court or any public, governmental or regulatory agency or body having jurisdiction over the Selling Stockholder or any of the Selling Stockholder's properties or assets.

          (v) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Selling Stockholder or any of the Selling Stockholder's properties or assets is required for the Selling Stockholder's execution and delivery of, and performance of the Selling Stockholder's obligation under, the Underwriting Agreements, the Power of

     Attorney and Custody Agreement, and the consummation of the transactions contemplated thereby, except as may be required under the Act and the Exchange Act, the authorization of the Shares for trading on Nasdaq and such filings and registration as may be required under state securities or "Blue Sky" Laws and the securities laws of foreign jurisdictions in connection with the purchase and distribution of the Shares by the U.S. Underwriters and the Managers.

     In rendering such opinion, such counsel may limit its opinion to the laws of the jurisdiction in which it is licensed to practice law. The opinion of counsel shall specifically state that the same may be relied upon by you and Underwriters' Counsel.

     (d) At the Closing Date, you shall have received the written opinion of Debevoise & Plimpton, counsel for each of Henry G. Luken, III and Donald A. Burns, each of whom is a Selling Stockholder listed on Schedule II hereto, dated the date of its delivery, addressed to the U.S. Underwriters and the Managers, and in form and scope reasonably satisfactory to Underwriters' Counsel, to the effect that:

          (i) Upon the issuance by the Company to the Selling Stockholder of the number of Shares to be sold by the Selling Stockholder on or before the Closing Date, the Selling Stockholder will be the sole owner of such Shares, and, upon delivery of and payment for the Shares to be sold by the Selling Stockholder to each U.S. Underwriter and Manager in accordance with the Underwriting Agreements and the Power of Attorney and Custody Agreement, each U.S. Underwriter and Manager (assuming that it acquires such Shares without notice of any adverse claim, as such term is used in Section 8-302 of the Uniform Commercial Code in effect in the State of New York) will acquire valid title to such Shares, free and clear of all liens, pledges, charges, security interests, restrictions on transfer, agreements or other defects of title whatsoever (other than those resulting from any action by such U.S. Underwriter or such Manager).

          (ii) The Selling Stockholder has duly executed and delivered a Power of Attorney and Custody Agreement, and such Power of Attorney and Custody Agreement is a legal and binding obligation of the Selling Stock holder.

          (iii) Each of the Underwriting Agreements has been duly executed and delivered by the Attorney-in-Fact on behalf of the Selling Stockholder and is a legal and binding obligation of the Selling Stockholder.

          (iv) The execution, delivery and performance by the Selling Stockholder (or the Attorney-in-Fact on behalf of the Selling Stockholder) of the Underwriting Agreements and the Power of Attorney and Custody Agreement, and the consummation of the transactions contemplated thereby, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to the terms of any agreement, contract, indenture, mortgage, lease, license, arrangement or understanding known to such counsel to which such Selling Stockholder is a party, or to which any of the Selling Stockholder's properties is subject or
  (ii) any law, rule or regulation applicable to the Selling Stockholder, or to such counsel's knowledge, any judgment, decree or order of any court or any public, governmental or regulatory agency or body having jurisdiction over the Selling Stockholder or any of the Selling Stockholder's properties or assets.

          (v) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Selling Stockholder or any of the Selling Stockholder's properties or assets is required for the Selling Stockholder's execution and delivery of, and performance of the Selling Stockholder's obligation under, the Underwriting Agreements, the Power of Attorney and Custody Agreement, and the consummation of the transactions contemplated thereby, except as may be required under the Act and the Exchange Act, the authorization of the Shares for trading on Nasdaq and such filings and registration as may be required under state securities or "Blue Sky" Laws and the securities laws of foreign jurisdictions in connection with the purchase and distribution of the Shares by the U.S. Underwriters and the Managers.

     In rendering such opinion, such counsel may limit its opinion to the laws of the jurisdiction in which it is licensed to practice. The opinion of counsel shall specifically state that the same may be relied upon by you and Underwriters' Counsel.

     (e) At the Closing Date, you shall have received the written opinion of McGuire, Woods & Battle, counsel for Signet, dated the date of its delivery, addressed to the U.S. Underwriters and the Managers, and in form and scope reasonably satisfactory to Underwriters' Counsel, to the effect that:

          (i) Signet has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

          (ii) Upon the issuance by the Company to Signet of the number of Shares to be sold by Signet on or before the Closing Date, Signet will be the sole owner of such Shares, and, upon delivery of and payment for the Shares to be sold by Signet to each U.S. Underwriter and Manager in accordance with the Underwriting Agreements and the Power of Attorney and Custody Agreement, each U.S. Underwriter and Manager (assuming that it acquires such Shares without notice of any adverse claim, as such term is used in Section 8-302 of the Uniform Commercial Code in effect in the State of New York) will acquire such Shares, free and clear of all adverse claims (other than those resulting from any action by such U.S. Underwriter or such Manager).

          (iii) Signet has duly executed and delivered a Power of Attorney and Custody Agreement, and such Power of Attorney and Custody Agreement is a legal and binding obligation of Signet.

          (iv) Each of the Underwriting Agreements has been duly executed and delivered by the Attorney-in-Fact on behalf of Signet.

          (v) The execution, delivery and performance by Signet (or the Attorney-in-Fact on behalf of Signet) of the Underwriting Agreements and the Power of Attorney and Custody Agreement, and the consummation of the transactions contemplated thereby, including the exercise of the Signet Warrant and the purchase, delivery and sale of the Shares to be delivered and sold thereunder, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Signet pursuant to the terms of any agreement, contract, indenture, mortgage, lease, license, arrangement or understanding known to such counsel to which Signet is a party, or to which any of its properties is subject or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of Signet, any U.S. federal or Commonwealth of Virginia law, rule or regulation applicable to Signet, or to such counsel's knowledge, any judgment, decree or order of any court or any public, governmental or regulatory agency or body having jurisdiction over Signet or any of its properties or assets.

          (vi) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over Signet or any of its properties or assets is required for (i) Signet's execution and delivery of, and performance of its obligation under, the Underwriting Agreements, the Power of Attorney and Custody Agreement, and the consummation of the transactions contemplated thereby, and (ii) the exercise of the Signet Warrant and the purchase of the Underlying Shares upon such exercise, except as may be required under the Act and the Exchange Act, the authorization of the Shares for trading on Nasdaq and such filings and registration as may be required under state securities or "Blue Sky" laws and the securities laws of foreign jurisdictions in connection with the purchase and distribution of the Shares by the U.S. Underwriters and the Managers.

     In rendering such opinion, such counsel (i) may limit its opinion to the laws of the jurisdiction in which it is licensed to practice and (ii) may rely as to matters of fact, to the extent such counsel may deem proper, on certificates of responsible officers of Signet and certificates or other written statements of officers of departments of jurisdictions having custody of documents respecting the corporate existence or good standing of Signet. The opinion of counsel shall specifically state that the same may be relied upon by you and Underwriters' Counsel.

     (f) At the Closing Date, you shall have received the written opinion of Arent Fox Kintner Plotkin & Kahn, British Virgin Islands counsel for Gold & Appel, S.A. ("Gold & Appel"), dated the date of its delivery, addressed to the U.S. Underwriters and the Managers, and in form and scope reasonably satisfactory to Underwriters' Counsel, to the effect that:

          (i) Gold & Appel has been duly organized and is validly existing as a corporation in good standing under the laws of the British Virgin Islands.

          (ii) Upon the issuance by the Company to Gold & Appel of the number of Shares to be sold by Gold & Appel on or before the Closing Date, Gold & Appel will be the sole owner of such Shares, and, upon delivery of and payment for the Shares to be sold by Gold & Appel to each U.S. Underwriter and Manager in accordance with the Underwriting Agreements and the Power of Attorney and Custody Agreement, each U.S. Underwriter and Manager (assuming that it acquires such Shares without notice of any adverse claim, as such term is used in Section 8-302 of the Uniform Commercial Code in effect in the State of New
  York) will acquire valid title to such Shares, free and clear of all liens, pledges, charges, security interests, restrictions on transfer, agreements or other defects of title whatsoever (other than those resulting from any action by such U.S. Underwriter or such Manager).

          (iii) Gold & Appel has duly executed and delivered a Power of Attorney and Custody Agreement, and such Power of Attorney and Custody Agreement is a legal and binding obligation of Gold & Appel.

          (iv) Each of the Underwriting Agreements has been duly executed and delivered by the Attorney-in-Fact on behalf of Gold & Appel and is a legal and binding obligation of Gold & Appel.

          (v) The execution, delivery and performance by Gold & Appel (or the Attorney-in-Fact on behalf of Gold & Appel) of the Underwriting Agreements and the Power of Attorney and Custody Agreement, and the consummation of the transactions contemplated thereby, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Gold & Appel pursuant to the terms of any agreement, contract, indenture, mortgage, lease, license, arrangement or understanding known to such counsel to which Gold & Appel is a party, or to which any of its properties is subject or (ii) violate or conflict with any provision of the certificate of incorporation, by-laws or similar governing instruments of Gold & Appel or any law, rule or regulation applicable to Gold & Appel, or, to such counsel's knowledge, any judgment, decree or order of any court or any public, governmental or regulatory agency or body having jurisdiction over Gold & Appel or any of its properties or assets.

          (vi) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over Gold & Appel or any of its properties or assets is required for Gold & Appel's execution and delivery of, and performance of its obligation under, the Underwriting Agreements, the Power of Attorney and Custody Agreement, and the consummation of the transactions contemplated thereby, except as may be required under the Act and the Exchange Act or such as may be required under state securities or "Blue Sky" laws and the securities laws of foreign jurisdictions in connection with the purchase and distribution of the Shares by the U.S. Underwriters and the Managers.

     In rendering such opinion, such counsel (i) may limit its opinion to the laws of the jurisdiction in which it is licensed to practice and (ii) may rely as to matters of fact, to the extent such counsel may deem proper, on certificates of responsible officers of Gold & Appel and certificates or other written statements of officers of departments of jurisdictions having custody of documents respecting the corporate existence or good standing of Gold & Appel. The opinion of counsel shall specifically state that the same may be relied upon by you and Underwriters' Counsel.

     (g) At the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date), you shall have received a certificate of the Company executed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the date of its delivery, to the effect that the conditions set forth in subsection (a) of this Section 10 have been satisfied, that as of the date of such certificate the representations and warranties of the Company set forth in Section 3 hereof are true and correct as of such Closing Date and the obligations of the Company to be performed hereunder on or prior thereto have been duly performed.

     (h) At the Closing Date, you shall have received a certificate of each Selling Stockholder, dated the date of its delivery, to the effect that as of the date of such certificate the representations and warranties of such Selling Stockholder set forth in Section 4 hereof are true and correct as of the Closing Date and the obligations of the Selling Stockholder to be performed hereunder on or prior thereto, including, in the case of Signet, the exercise of the Signet Warrants and the purchase of the Shares to be sold by Signet hereunder, have been duly performed.

     (i) At the time this Agreement is executed and at the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date), you shall have received a letter, from Deloitte & Touche LLP, dated the date of its delivery, addressed to the U.S. Underwriters and the Managers and in form and substance reasonably satisfactory to you, to the effect that: (i) they are independent accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) in their opinion, the Company Financials audited by such firm and included in the Registration Statement and the Prospectuses comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations thereunder; (iii) on the basis of procedures (but not an audit made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and the subsidiaries, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and the subsidiaries and the committees of such boards subsequent to December 31, 1995, inquiries of certain officials of the Company and the subsidiaries who have responsibility for financial and accounting matters of the Company and the subsidiaries with respect to transactions and events subsequent to December 31, 1995, and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited historical financial statements of the Company and the subsidiaries included in the Registration Statement and the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or that any material modification should be made to such unaudited financial statements for them to be in conformity with US GAAP; (B) with respect to the period subsequent to December 31, 1995 there were, as of the date of the most recent available monthly financial data of the Company and the subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet included in the Registration Statement and the Prospectuses, except for changes or decreases that the Registration Statement and the Prospectuses disclose have occurred or may occur; (C) the unaudited pro forma consolidated financial statements of the Company and the subsidiaries included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such financial statements; or (D) that during the period from December 31, 1995 to the date of the most recent available monthly consolidated financial data of the Company and the subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases that the Prospectuses disclose have occurred or may occur; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings and other financial information pertaining to the Company and the subsidiaries set forth in the Prospectuses, which have been specified by you prior to the date of this Agreement, to the extent that such dollar amounts, numbers, percentages and information may be derived from the general accounting and financial records that are subject to the internal control structure policies and procedures of the Company's and the subsidiaries' accounting systems or that have been derived directly from such accounting records by analysis or computation, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter, and found them to be in agreement.

     (j) All proceedings taken in connection with the sale of the Shares as contemplated by the Underwriting Agreements shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and you shall have received from Underwriters' Counsel a written opinion, dated as of the Closing Date and addressed to the U.S. Underwriters and the Managers, with respect to the sale of the Firm Shares, and dated as of the Additional Closing Date with respect to the sale of the Additional Shares, as to such matters as you reasonably may require, and the Company shall have furnished to Underwriters' Counsel such documents as Underwriters' Counsel may reasonably request for the purpose of enabling Underwriters' Counsel to pass upon such matters.

     (k) The NASD, upon review of the terms of the underwriting arrangements for the public offering of the Shares, shall have raised no objections thereto.

     (l) The Shares shall have been approved for trading on Nasdaq, subject to official notice of issuance.

     (m) At the time this Agreement is executed, the Company shall have furnished to you the written undertakings referred to in the last sentence of
Section 7(f) hereof, in form and substance satisfactory to Underwriters'
Counsel.

     (n) At the time the Underwriting Agreements are executed, each Selling Stockholder shall have executed and delivered to you (i) a Power-of-Attorney and Custody Agreement and (ii) other than Signet, a United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department Regulations in lieu thereof).

     (o) Signet shall have exercised the Signet Warrants and purchased from the Company the Shares to be sold by Signet under the Underwriting Agreements.

          (p) Prior to the Closing Date and, with respect to the Additional Shares, the Additional Closing Date, the Company and each Selling Stockholder shall have furnished to you such further information, certificates, opinions, agreements and documents as you may reasonably request.

          (q) The closing of the purchase of the International Shares pursuant to the International Underwriting Agreement shall occur concurrently with (i) the closing described in Section 5(a)(ii) hereof, in the case of the Firm U.S. Shares, and (ii) the closing described in Section 5(b)(ii) hereof, in the case of the Additional U.S. Shares.

          If any of the conditions specified in this Section 10 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements, or letters furnished to you or to Underwriters' Counsel pursuant to this Section 10 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the U.S. Underwriters hereunder not theretofore discharged may be canceled by you at, or at any time prior to, the Closing Date and with respect to the Additional U.S. Shares, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex, telephonic facsimile or telegraph, confirmed in writing.

          11.  Indemnification.

          (a) The Company, and each of the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, provided that such settlement was effected with the Company's or the Selling Stockholders' written consent in accordance with
Section 11(c) hereof), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by the Company or the Selling Stockholders contained in the Registration Statement or the U.S. Prospectus or any Preliminary Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the U.S. Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that neither the Company nor the Selling Stockholders shall
- --------  -------
be liable under this subsection 11(a) to any U.S. Underwriter in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on your behalf with respect to the U.S. Underwriters; and provided, further, that
                                                       --------  -------
as to any Preliminary Prospectus this indemnity shall not inure to the benefit of any U.S. Underwriter or any person controlling such U.S. Underwriter on account of any loss, liability, claim, damage or expense, or action in respect thereof, arising from the sale of Shares to any person by that U.S. Underwriter if that U.S. Underwriter failed to deliver a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from the Company's noncompliance with Sections 7(b) or (c) hereof or, in the case of information furnished by Signet, then only with respect to written information furnished to the Company by Signet specifically stating that such information is expressly for use in the Registration Statement; and provided, further, that the
                                                     --------  -------
obligations of each Selling Stockholder under this subsection 11(a) shall be limited to the product of the number of U.S. Shares sold by such Selling Stockholder and the Purchase Price. This indemnity agreement will be in addition to any liability that the Company and the Selling Stockholders may otherwise have to any U.S. Underwriter or to any controlling person of such U.S. Underwriter, including under this Agreement.

          (b) Each U.S. Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and the Selling Stockholders, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, provided that such settlement was effected with such U.S. Underwriter's written consent in accordance with Section 11(c) hereof), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the U.S. Prospectus or any Preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the U.S. Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you or on your behalf with respect to such U.S. Underwriter expressly for use in the Registration Statement or U.S. Prospectus; provided, however,
                                                          --------  -------
that in no case shall such U.S. Underwriter be liable or responsible for any amount in excess of the aggregate underwriting discounts and commissions applicable to the U.S. Shares purchased by such U.S. Underwriter hereunder. This indemnity will be in addition to any liability that the U.S. Underwriters may otherwise have to the Company or any such director, officer or controlling person, or the Selling Stockholders, including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page, the legend concerning stabilization on the inside front cover page of the U.S. Prospectus and the statements set forth under the captions "Underwriting" in the U.S. Prospectus constitute the only information furnished in writing by or on behalf of any U.S. Underwriter expressly for use in the Registration Statement, any related Preliminary Prospectus and the U.S. Prospectus.

          (c) Promptly after receipt by an indemnified party under subsection 11(a) or (b) above of notice of the assertion of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement of such action (but the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 11 except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have otherwise). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party, including the employment of such counsel and payment of all fees and expenses. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties with respect to such different defenses), in any of which events such fees and expenses shall be borne by the indemnifying parties. The indemnifying party under subsection 11(a) or (b) above shall only be liable for the reasonable legal expenses of one counsel for all indemnified parties in each jurisdiction in which any claim or action is brought; provided, however, that the indemnifying party shall be
                   --------  -------
liable for separate counsel for any indemnified party in a jurisdiction, if counsel to the indemnified parties shall have reasonably concluded that there may be defenses available to such indemnified party that are different from or additional to those available to one or more of the other indemnified parties and that separate counsel for such indemnified party is prudent under the circumstances. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such written
                                      --------  -------
consent was not unreasonably withheld.

          (d) The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the U.S. Underwriters and their controlling persons under this Agreement against the Company and the Selling Stockholders, as to the respective amounts of liability under this Section 11 and Section 12 below for which they each shall be responsible.

          12. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 11(a) hereof is for any reason held to be unavailable from the Company or the Selling Stockholders or is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Stockholders and the U.S. Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Selling Stockholders, any contribution received by the Company and the Selling Stockholders from persons, other than one or more of the U.S. Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company, the Selling Stockholders and one or more of the U.S. Underwriters may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the U.S. Underwriters, on the other hand, from the offering of the U.S. Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 11 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the U.S. Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the U.S. Underwriters, on the other hand, shall be deemed to be in the same proportion as
(x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders and (y) the underwriting discounts and commissions received by the U.S. Underwriters, respectively, bear to the total proceeds to the public of the Shares, in each case as set forth in the table on the cover page of the U.S. Prospectus. The relative fault of the Company and the Selling Stockholders, on the one hand, and of the U.S. Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, as such, on the one hand, or the U.S. Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. The Selling Stockholders' obligations in this
Section 12 to contribute are joint and several and the U.S. Underwriters' Obligations under this Section 12 to contribute are several and not joint. Notwithstanding the provisions of this Section 12, (i) in no case shall any U.S. Underwriter be required to contribute any amount in excess of the amount by which the aggregate public offering price of the U.S. Shares underwritten by it and distributed to the public exceeds the amount of any damages that such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or such omission or alleged omission, (ii) in no case shall any Selling Stockholder be required to contribute any amount in excess of the amount by which the product of the number of U.S. Shares sold by such Selling Stockholder and the Purchase Price exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or such omission or alleged omission and
(iii) no person guilty of fraudulent misrepresentation (within the meaning of
Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 12, each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such U.S. Underwriter and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses
(i) and (ii) of this Section 12. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 12, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 12 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably
         --------  -------
withheld.

          13. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the U.S. Underwriters, the Company and the Selling Stockholders contained in this Agreement, including without limitation the agreements contained in Sections 7, 8 and 9 hereof, the indemnity agreements contained in Section 11 hereof and the contribution agreements contained in Section 12 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the U.S. Underwriters or any controlling person of any U.S. Underwriter or by or on behalf of the Company, any of its officers, directors and controlling persons, or the Selling Stockholders, and shall survive delivery of the U.S. Shares to and payment for the U.S. Shares by the U.S. Underwriters. The representations contained in Sections 3 and 4 hereof and the agreements contained in Sections 7, 8, 9, 11, 12 and 15(d) hereof shall survive the termination of this Agreement including pursuant to Section 14 or 15 hereof; provided, however, that if this
                                               --------  -------
Agreement is terminated pursuant to Section 14 or 15 hereof or if for any reason the purchase of the U.S. Shares by the U.S. Underwriters as contemplated hereunder is not consummated, the agreements contained in Sections 7 and 8 hereof shall not survive.

          14.  Default by a U.S. Underwriter.

          (a) If any U.S. Underwriter or U.S. Underwriters shall default in its or their obligation to purchase Firm U.S. Shares or Additional U.S. Shares hereunder, and if the Firm U.S. Shares or Additional U.S. Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made pursuant to subsection 14(b) below) exceed in the aggregate 10% of the number of shares of Firm U.S. Shares or Additional U.S. Shares, as the case may be, that all U.S. Underwriters have agreed to purchase hereunder, then such Firm U.S. Shares or Additional U.S. Shares to which the default relates shall be purchased by the non-defaulting U.S. Underwriters in proportion to the respective proportions that the numbers of Firm U.S. Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm
                          ----------
U.S. Shares set forth opposite the names of the non-defaulting U.S.
Underwriters.

          (b) If such default relates to more than 10% of the Firm U.S. Shares or Additional U.S. Shares, as the case may be, you may, in your discretion, arrange for another party or parties (including any non-defaulting U.S. Underwriter or U.S. Underwriters who so agree) to purchase such Firm U.S. Shares or

Additional U.S. Shares, as the case may be, to which such default relates on the terms contained herein. If within five (5) calendar days after such a default you do not arrange for the purchase of the Firm U.S. Shares or Additional U.S. Shares, as the case may be, to which such default relates as provided in this Section 14, this Agreement (or, in the case of a default with respect to the Additional U.S. Shares, the obligations of the U.S. Underwriters to purchase and of the Company to sell the Additional U.S. Shares) shall thereupon terminate, without liability on the part of the Company or any Selling Stockholder with respect thereto (except in each case as provided in Sections 9, 11(a) and 12 hereof) or the several non-defaulting U.S. Underwriters (except as provided in Sections 11(b) and 12 hereof), but nothing in this Agreement shall relieve a defaulting U.S. Underwriter or U.S. Underwriters of its or their liability, if any, to the other several U.S. Underwriters, the Company and the Selling Stockholders for damages occasioned by its or their default hereunder.

          (c) If the Firm U.S. Shares or Additional U.S. Shares to which the default relates are to be purchased by the non-defaulting U.S. Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five (5) business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the U.S. Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the U.S. Prospectus that, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "U.S. Underwriter" as used in this Agreement shall include any party substituted under this Section 14 with like effect as if it had originally been a party to this Agreement with respect to such Firm U.S. Shares and Additional U.S. Shares.

          15.  Effective Date of Agreement; Termination.

          (a) This Agreement shall become effective upon the later of (i) when you and the Company shall have received notification of the effectiveness of the Registration Statement and (ii) the execution and delivery of this Agreement by the parties hereto. Until this Agreement becomes effective as aforesaid, this Agreement may be terminated by the Company by notifying you or by you by notifying the Company without any liability of any party to any party hereunder. Notwithstanding the foregoing, the provisions of this Section 15 and of Sections

9, 11, 12 and 13 hereof shall at all times be in full force and effect.

          (b) This Agreement and the obligations of the U.S. Underwriters hereunder may be terminated by you by written notice to the Company at any time at or prior to the Closing Date (and, with respect to the Additional U.S. Shares, the Additional Closing Date), without liability (other than with respect to Sections 11 and 12) on the part of any U.S. Underwriter to the Company and the Selling Stockholders if, on or prior to such date, (i) the Company or the Selling Stockholders shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the U.S. Underwriters set forth in Section 10 hereof is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the NYSE or the American Stock Exchange or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on either exchange or such market by the Commission, or by either exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by Federal or New York State authorities, (v) there shall have occurred any outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in your judgment, to make it inadvisable or impracticable to proceed with the sale and delivery of the Shares on the terms and in the manner contemplated in the Prospectuses, (vi) in your reasonable opinion any material adverse change shall have occurred since the respective dates as of which information is given in the Registration Statement or the Prospectuses affecting the business, prospects, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business other than as set forth in the Prospectuses or contemplated thereby,
(vii) there shall have occurred such a material adverse change in the financial markets in the United States such as, in your judgment, makes it inadvisable or impracticable to proceed with the sale and delivery of the Shares on the terms and in the manner contemplated in the Prospectuses, or (viii) there shall have been any enactment, proposal, publication, decree or other promulgation of any foreign or United States federal or state statute, regulation, rule or order of any court or other governmental authority that would, in your reasonable judgment, make it inadvisable or impracticable to proceed with the sale and delivery of the Shares on the terms and in the manner contemplated in the Prospectuses. Your right to terminate this

Agreement will not be waived or otherwise relinquished by their failure to give notice of termination prior to the time that the event giving rise to the right to terminate shall have ceased to exist, provided that notice is given prior to the Closing Date (and, with respect to the Additional U.S. Shares, the Additional Closing Date).

          (c) Any notice of termination pursuant to this Section 13 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to notification by you as provided in subsection 15(a) or 15(b) hereof), or if the sale of the U.S. Shares provided for herein is not consummated because any condition to the obligations of the U.S. Underwriters set forth herein is not satisfied (other than with respect to Section 10(q) hereof as a result of a default by the Managers in the purchase of the International Shares) or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof (other than by reason of a default of the U.S. Underwriters), the Company agrees, subject to demand by you, to reimburse the U.S. Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of Underwriters' Counsel), incurred by the U.S. Underwriters in connection herewith.

          16. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any one or more of the U.S. Underwriters, shall be hand delivered, telexed, telegraphed or faxed to each such U.S. Underwriter in care of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department (Fax No. 212-272-3092); if sent to the Company, shall be hand delivered, telexed, telegraphed or faxed to the Company, 4219 Lafayette Center Drive, Chantilly, Virginia 22021, Attention:
_________________________________________________ (Fax No. ________________);
and if sent to any one or more of the Selling Stockholders, shall be hand delivered, telexed, telegraphed or faxed to the Attorney-in-Fact, __________ (Fax No. ________).

          17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

          18. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, each of the U.S.

Underwriters, the Company and the Selling Stockholders, and the controlling persons, directors, officers, employees and agents referred to in Sections 11 and 12 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of U.S. Shares from the U.S. Underwriters.

          19. Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          20. Definition of Business Day. For the purposes of this Agreement, "business day" means any day on which the NYSE is open for trading.

          If the foregoing correctly sets forth the complete agreement among the U.S. Underwriters, the Company and the Selling Stockholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                         Very truly yours,

                         TELCO COMMUNICATIONS GROUP, INC.


                         By:
                            ---------------------------------------------
                            Name:
                            Title:


                         SELLING STOCKHOLDERS


                         By:
                            ---------------------------------------------
                            Name:
                            Attorney-in-Fact for each
                            Selling Stockholder listed
                            in Schedule II annexed hereto

Accepted as of the date first
above written.

BEAR, STEARNS & CO. INC.
SALOMON BROTHERS INC.
  Acting severally on behalf
  of themselves and the several
  U.S. Underwriters named in Schedule I
  annexed hereto.

By:  BEAR, STEARNS & CO. INC.


By:
   ------------------------------
   Name:
   Title:

                                   SCHEDULE I



                                                                       Number of
                                                                Firm U.S. Shares
Name of U.S. Underwriter                                         to be Purchased
- ------------------------                                         ---------------

Bear, Stearns & Co. Inc. .....................................
Salomon Brothers Inc. ........................................

                                                                     ----------
                                   TOTAL
                                                                     ==========

                                  SCHEDULE II


                                             Number of       Number of Firm
                                             Firm U.S.        International
Name of Selling Stockholder              Shares to be Sold  Shares to be Sold
- ---------------------------              -----------------  -----------------
Donald A. Burns                                378,422            126,140
Henry G. Luken, III                            378,422            126,141
Gold & Appel Transfer, S.A.                    339,697            113,232
Thomas J. Cirrito                              257,151             85,717
Natalie J. Marine-Street                        41,858             13,953
Signet Media Capital Group                     511,562            170,520
Mark Stodter                                    11,156              3,719
Janet Anastasi                                  23,109              7,703
James Sznajder                                   2,678                892
Dennis Jarman                                    5,946              1,982

                                  SCHEDULE III

                          SUBSIDIARIES OF THE COMPANY

                                                           Percent of
Name                                  Jurisdiction         Equity
- ----                                  ------------         -----------
Dial & Save of Alabama, Inc.          Delaware             100%
Dial & Save of Arizona, Inc.          Delaware             100%
Dial & Save of Arkansas, Inc.         Delaware             100%
Dial & Save of California, Inc.       Delaware             100%
Dial & Save of Colorado, Inc.         Delaware             100%
Dial & Save of Connecticut, Inc.      Delaware             100%
Dial & Save of Delaware, Inc.         Delaware             100%
Dial & Save of Florida, Inc.          Delaware             100%
Dial & Save
 of Florida, Alpha, Inc.              Delaware             100%
Dial & Save
 of Florida, Beta, Inc.               Delaware             100%
Dial & Save
 of Florida, Gamma, Inc.              Delaware             100%
Dial & Save
 of Florida, Delta, Inc.              Delaware             100%
Dial & Save of Georgia, Inc.          Delaware             100%
Dial & Save of Idaho, Inc.            Delaware             100%
Dial & Save of Illinois, Inc.         Delaware             100%
Dial & Save of Indiana, Inc.          Delaware             100%
Dial & Save of Iowa, Inc.             Delaware             100%
Dial & Save of Kansas, Inc.           Delaware             100%
Dial & Save of Kentucky, Inc.         Delaware             100%
Dial & Save of Louisiana, Inc.        Delaware             100%
Dial & Save of Maine, Inc.            Delaware             100%
Dial & Save of Maryland, Inc.         Delaware             100%
Dial & Save
 of Massachusetts, Inc.               Delaware             100%
Dial & Save of Michigan, Inc.         Delaware             100%
Dial & Save of Minnesota, Inc.        Delaware             100%
Dial & Save of Mississippi, Inc.      Delaware             100%
Dial & Save of Missouri, Inc.         Delaware             100%
Dial & Save of Montana, Inc.          Delaware             100%
Dial & Save of Nebraska, Inc.         Delaware             100%
Dial & Save of Nevada, Inc.           Delaware             100%
Dial & Save of New Hampshire, Inc.    Delaware             100%
Dial & Save of New Jersey, Inc.       Delaware             100%
Dial & Save of New Mexico, Inc.       Delaware             100%
Dial & Save of New York, Inc.         Delaware             100%
Dial & Save
 of North Carolina, Inc.              Delaware             100%
Dial & Save of North Dakota, Inc.     Delaware             100%


                                                           Percent of
Name                                  Jurisdiction         Equity
- ----                                  ------------         -----------
Dial & Save of Ohio, Inc.             Delaware             100%
Dial & Save of Oklahoma, Inc.         Delaware             100%
Dial & Save of Oregon, Inc.           Delaware             100%
Dial & Save of Pennsylvania, Inc.     Delaware             100%
Dial & Save of Rhode Island, Inc.     Delaware             100%
Dial & Save
 of South Carolina, Inc.              Delaware             100%
Dial & Save of South Dakota, Inc.     Delaware             100%
Dial & Save of Tennessee, Inc.        Delaware             100%
Dial & Save of Texas, Inc.            Delaware             100%
Dial & Save of Utah, Inc.             Delaware             100%
Dial & Save of Vermont, Inc.          Delaware             100%
Dial & Save of Virginia, Inc.         Delaware             100%
Dial & Save of Washington, Inc.       Delaware             100%
Dial & Save
 of Washington, D.C., Inc.            Delaware             100%
Dial & Save of West Virginia, Inc.    Delaware             100%
Dial & Save of Wisconsin, Inc.        Delaware             100%
Dial & Save of Wyoming, Inc.          Delaware             100%
Long Distance Wholesale Club, Inc.    Delaware             100%
Tel Labs, Inc.                        Delaware             100%



Signet Bank has a security interest in all outstanding capital stock of the foregoing subsidiaries of the Company.

                                  SCHEDULE IV

                             MATERIAL SUBSIDIARIES



                                                             JURISDICTION OF
NAME                                                          INCORPORATION
- ----                                                         ---------------


Long Distance Wholesale Club, Inc.                             Delaware
Tel Labs, Inc.                                                 Delaware